EXHIBIT (a)(9)

                       THE PREFERRED GROUP OF MUTUAL FUNDS

                                 AMENDMENT NO. 8

                       AGREEMENT AND DECLARATION OF TRUST

         The undersigned, being a majority of the Trustees of The Preferred Group of Mutual Funds, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated November 19, 1991, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No. 8 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of
Article III of the Agreement as follows:

         "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "Preferred Large Cap Growth Fund", "Preferred Value Fund", "Preferred International Value Fund", "Preferred Small Cap Growth Fund", "Preferred Asset Allocation Fund", "Preferred Fixed Income Fund", "Preferred Short-Term Government Securities Fund", "Preferred Money Market Fund", "Preferred Mid Cap Growth Fund" and "Preferred International Growth Fund", shall be, and are hereby established and designated."

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 27th day of January, 2003.

                                             ______________________________
                                             Gary M. Anna

                                             ______________________________
                                             William F. Bahl

                                             ______________________________
                                             Kevin E. Colgan

                                             ______________________________
                                             Dixie L. Mills





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